UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008
ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
110 — 110th Avenue NE
Suite 685
Bellevue, Washington 98004
(Address of principal executive offices, including zip code)
(425) 450-0370
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 28, 2008, pursuant to the terms of the Variable Pay Plan, previously disclosed in the Company’s amended registration statement on Form S-4 (declared effective by the Securities and Exchange Commission on October 31, 2007), the compensation committee of the board of directors approved performance bonuses for the following individuals in the amounts set forth opposite each individual’s name:

Name and Title	Bonus Amount
Robert L. Kirkman, MD		$116,000
President & CEO

Edward A. Taylor, CGA	Cdn. $	91,848	(a)
Vice President, Finance & Administration and Chief Financial Officer

D. Lynn Kirkpatrick, PhD		$63,500
Chief Scientific Officer

Gary Christianson, PE		$40,000
Chief Operating Officer

R. Rao Koganty, PhD	Cdn. $	28,956	(b)
Vice President and General Manager, Synthetic Biologics

(a)	Equivalent to approximately $94,502 U.S. dollars based on the exchange rate for the conversion of Canadian dollars into U.S. dollars of $1.0289 on Thursday, February 28, 2008.

(b)	Equivalent to approximately $29,793 U.S. dollars based on the exchange rate for the conversion of Canadian dollars into U.S. dollars of $1.0289 on Thursday, February 28, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.
By:	/s/ Edward A. Taylor
Edward A. Taylor
Chief Financial Officer and VP of Finance and Administration

Date: February 28, 2008